EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of February 20, 2018.

LION POINT MASTER, LP

By: LION POINT CAPITAL GP, LLC
It: General Partner

By:	/s/ Didric Cederholm
Name:	Didric Cederholm
Title:	Founding Partner and Chief Investment Officer
LION POINT CAPITAL GP, LLC

By:	/s/ Didric Cederholm
Name:	Didric Cederholm
Title:	Founding Partner and Chief Investment Officer
LION POINT CAPITAL, LP
By: LION POINT HOLDINGS GP, LLC

It: General Partner

By:	/s/ Didric Cederholm
Name:	Didric Cederholm
Title:	Managing Member

LION POINT HOLDINGS GP, LLC

By:	/s/ Didric Cederholm
Name:	Didric Cederholm
Title:	Managing Member

/s/ Didric Cederholm
Didric Cederholm

/s/ Jim Freeman
Jim Freeman